Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of urban-gro, Inc. (the “Company”), of our report dated January 16, 2026, relating to the consolidated financial statements of the Company as of December 31, 2024 and 2023, and for the years then ended, included in this Annual Report (Form 10-K) for the years ended December 31, 2024 and 2023:

●	Registration Statements on Form S-8 (File Nos. 333-233472, 333-256658, and 333-274325)

/s/ Sadler, Gibb & Associates, LLC

Draper, UT

January 16, 2026